SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) NOVEMBER 30, 1996



                  COASTAL PHYSICIAN GROUP, INC.
     (Exact name of registrant as specified in its charter)


DELAWARE                 001-13460                56-1379244
(State or other          (Commission              (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



   2828 CROASDAILE DRIVE, DURHAM, NC                     27705
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number including area code  (919)383-0355


                               N/A
(Former name or former address, if changed since last report)


ITEM 2. - DISPOSITION OF ASSETS

Effective November 30, 1996, Coastal Physician Group, Inc. (the "Company") sold certain assets of the HealthNet Medical Group division of Physicians Planning Group, Inc. ("HealthNet"), the Company's New Jersey-based clinic operations, to the Valley Care Corporation, the parent of The Valley Hospital, for approximately $9.5 million in cash, and an additional $1.05 million which is to be received by December 31, 1996. HealthNet employs 32 physicians at the group's nine primary care sites in New Jersey and New York. Net proceeds to the Company have been used primarily to reduce bank borrowings under the Company's credit facilities.




ITEM 7. - FINANCIAL STATEMENTS AND EXHIBITS

The following financial information and exhibits are filed as part of this report:

(b) PRO FORMA FINANCIAL INFORMATION:

     UNAUDITED   CONDENSED  CONSOLIDATED  PRO   FORMA   FINANCIAL
     INFORMATION OF COASTAL PHYSICIAN GROUP, INC.

     Unaudited Condensed Consolidated Pro Forma Balance Sheet as of September 30, 1996
     Unaudited  Condensed  Consolidated Pro Forma  Statements  of
     Operations for the nine months ended September 30, 1996 and the year ended December 31, 1995

(c)  EXHIBITS:

     The exhibits which are filed with this Form 8-K are set forth in the Exhibit Index, which immediately precedes the exhibits to this report.



                  COASTAL PHYSICIAN GROUP, INC.
           UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                      FINANCIAL INFORMATION


The following unaudited condensed consolidated pro forma balance sheet as of September 30, 1996, and the unaudited condensed consolidated pro forma statements of operations for the nine month period ended September 30, 1996 and the year ended December 31, 1995 have been prepared to give effect to the sale of certain assets of HealthNet. The adjustments to the unaudited condensed consolidated pro forma balance sheet have been prepared as if the transaction was consummated on September 30, 1996, while the adjustments to the unaudited condensed consolidated pro forma statements of operations have been prepared as if the transaction was consummated as of the beginning of the respective periods presented. The unaudited condensed consolidated pro forma financial information has been adjusted to reflect the effect of the pro forma adjustments described in the accompanying notes and is not necessarily indicative of the consolidated financial position or results of operations as they may be in the future or as they might have been had the sale transaction been effected as of the assumed dates. The unaudited condensed consolidated pro forma financial information should be read in conjunction with the Company's unaudited condensed consolidated financial statements and notes thereto as of September 30, 1996 and for the nine months then ended included in the Company's Quarterly Report on Form 10-Q filed on November 14, 1996.


                  COASTAL PHYSICIAN GROUP, INC.
     UNAUDITED CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                        SEPTEMBER 30, 1996
                          (IN THOUSANDS)

                                          PRO FORMA
                               HISTORICA  ADJUSTMEN      PRO FORMA
                                   L         TS
                                          (UNAUDITE
                                             D)
            ASSETS
Current assets:
 Cash and cash equivalents         11,205      9,459  (b     12,353
                                                     )
                                             (8,311)  (d
                                                     )
 Marketable securities              9,227                     9,227
 Trade accounts receivable, net   111,320    (1,261)  (a    110,059
                                                     )
 Accounts receivable, other        15,282      1,050  (c     16,332
                                                     )
 Other current assets              12,300                    12,300
      Total current assets        159,334        937        160,271
Property and equipment, at
cost,                             21,901      (612)  (a     21,289
    less accumulated                                 )
 depreciation
Excess of cost over fair value
of                                36,833                    36,833
      net assets acquired,
 net
Other assets                       20,198      (102)  (a     20,096
                                                     )
      Total assets                238,266        223        238,489

LIABILITIES AND SHAREHOLDERS'
            EQUITY
Current liabilities:
 Current maturities and other
      short-term borrowings       83,236       (73)  (a     74,852
                                                     )
                                             (8,311)  (d
                                                     )
 Accounts payable and
      accrued expenses            48,864        889  (a     49,753
                                                     )
 Accrued physician fees
      and medical costs           30,843                    30,843
     Total current liabilities   162,943    (7,495)        155,448
Long-term debt, excluding
  current maturities               3,064      (172)  (a      2,892
                                                     )
      Total liabilities           166,007    (7,667)        158,340
Shareholders' equity:
 Preferred stock                      ---                       ---
 Common stock                         239                       239
 Additional paid-in capital       142,386                   142,386
Common stock warrants                987                       987
 Accumulated deficit             (71,419)      7,890  (f   (63,529)
                                                     )
 Unrealized appreciation of
     available-for-sale               66                        66
 securities
      Total shareholders'          72,259      7,890         80,149
equity
      Total liabilities and
       shareholders' equity      238,266        223        238,489


                  COASTAL PHYSICIAN GROUP, INC.
            NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                     PRO FORMA BALANCE SHEET
                       SEPTEMBER 30, 1996



DETAILS OF PRO FORMA ADJUSTMENTS

(a) To record the disposition of the assets and liabilities of the clinics sold.

(b)  To record the estimated net cash proceeds from the sale.

(c) To record a receivable for 1.05 million of the sale proceeds to be received by December 31, 1996 per the asset purchase agreement.

(d)  To reflect the application of 8.311 million of net cash
proceeds from the sale to reduce outstanding amounts on     the
Company's credit facilities.

(e)  To record various estimated transaction-related expenses.

(f) To record the estimated retained earnings impact of the sale.


                     COASTAL PHYSICIAN GROUP, INC.
  UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                 NINE MONTHS ENDED SEPTEMBER 30, 1996
                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               PRO FORMA
                                    HISTORICA  ADJUSTMENT     PRO FORMA
                                        L          S

Operating revenue, net:
   Operating revenue, net              344,021                   344,021
   Operating revenue, net - divested
and
      to be divested entities           92,556     (8,245) (a     84,311
                                                          )
      Total operating revenue, net     436,577     (8,245)       428,332

Costs and expenses:
 Physician and other provider          281,202                   281,202
services
 Medical support services               42,050                    42,050
  Professional and consulting fees      11,071                    11,071
 Other selling, general and
administrative                         62,808                    62,808
  Costs and Expenses - divested and
to be                                 103,208     (8,214) (a     94,994
      divested entities                                    )
      Total costs and expenses         500,339     (8,214)       492,125

Gain on divested assets, net             1,780                     1,780

Operating loss                        (61,982)        (31)      (62,013)

Other income (expense):
   Proxy and related litigation        (5,472)                   (5,472)
costs
   Interest income (expense), net      (6,196)          32 (a    (5,592)
                                                          )
                                                       572 (b
                                                          )
   Amortization of debt issuance       (2,516)                   (2,516)
costs
  Other, net                             (226)                     (226)
     Total other expense              (14,410)         604      (13,806)

     Loss before income taxes and
        extraordinary item            (76,392)         573      (75,819)

   Income tax provision                    516                       516

     Loss before extraordinary item   (76,908)         573      (76,335)

   Extraordinary item - gain on
pooled
     portion of south Florida            1,864                     1,864
divestiture,
     net of income taxes of $647

     Net loss                         (75,044)         573      (74,471)

Loss per common share:
     Loss before extraordinary item     (3.23)                    (3.20)
   Extraordinary gain                     0.08                      0.08
     Net loss                           (3.15)                    (3.12)

Weighted average number of shares
 outstanding                            23,832                    23,832



                    COASTAL PHYSICIAN GROUP, INC.
 UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                    YEAR ENDED DECEMBER 31, 1995
                (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                               PRO FORMA
                                    HISTORICA  ADJUSTMENT         PRO
                                        L          S             FORMA

Operating revenue, net                 810,387    (12,630) (a)   797,757

Costs and expenses:
 Physician and other provider          603,881     (5,782) (a)   598,099
services
 Medical support services              131,097     (7,154) (a)   123,943
 Selling, general and administrative   124,422    (13,173) (a,d  111,249
                                                          )

      Total costs and expenses         859,400    (26,109)       833,291

Operating loss                        (49,013)      13,479       (35,534
                                                                      )

Other income (expense):
 Interest income (expense), net        (7,157)          58 (a)   (6,430)
                                                       669 (b)
  Loss on purchased portion of south
     Florida divestiture              (20,195)                   (20,195
                                                                      )
 Other, net                            (3,909)                   (3,909)
     Total other expense              (31,261)         727       (30,534
                                                                      )

     Loss before income taxes and
        extraordinary item            (80,274)      14,206       (66,068
                                                                      )

  Income tax benefit                    17,136       (453) (c)    16,683

     Loss before extraordinary item   (63,138)      13,753       (49,385
                                                                      )

  Extraordinary item - gain on
pooled
     portion of south Florida           16,237                    16,237
divestiture,
     net of income taxes of 9,976

     Net loss                         (46,901)      13,753       (33,148
                                                                      )

Loss per common share:
     Loss before extraordinary item     (2.67)                    (2.09)
  Extraordinary gain                      0.69                      0.69
     Net loss                           (1.98)                    (1.40)

Weighted average number of shares
 outstanding                            23,656                    23,656




                  COASTAL PHYSICIAN GROUP, INC.
            NOTES TO UNAUDITED CONDENSED CONSOLIDATED
               PRO FORMA STATEMENTS OF OPERATIONS
            SEPTEMBER 30, 1996 AND DECEMBER 31, 1995



DETAILS OF PRO FORMA ADJUSTMENTS

(a) To record the direct operations of the assets disposed of in the sale transaction.

(b) To reduce interest expense based on the reduction of debt outstanding assuming the sale transaction was consummated at the beginning of each period presented using effective interest rates of 9.17% and 8.05% for the nine months ended September 30, 1996 and the year ended December 31, 1995, respectively.

(c)  To reverse the estimated tax benefit related to the
operations of the assets sold at an assumed effective tax   rate
of approximately 34% for the year ended December 31,   1995.

(d) As noted in the Company's 1995 Annual Report on Form 10-K, during the fourth quarter of 1995 HealthNet recognized a goodwill impairment loss of 12.588 million, included in Selling, general and administrative expenses.


                         EXHIBIT  INDEX



                                             SEQUENTIAL
EXHIBIT                                               PAGE
NUMBER                    DESCRIPTION                NUMBER

 2.1 Asset Purchase Agreement between
     Physicians Planning Group, Inc.;
     HealthNet Medical Group of New Jersey,
     P.A.; HealthNet Medical Services of New
     York, P.C.; Coastal Physician Networks,
     Inc.; Coastal Physician Group, Inc. and
     Valley Care Corporation
     Dated: October 29, 1996

2.1(a)     Index of Omitted Exhibits and Schedules;
     Agreement to Furnish Upon Request


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   COASTAL PHYSICIAN GROUP, INC.
                                   (registrant)


Date:  December 16, 1996           By: /S/ TIMOTHY W. TROST
                                       Timothy W. Trost
                                        Executive Vice President
and Chief Financial                          Officer


Date:  December 16, 1996           By: /S/ W. RANDALL DICKERSON
                                       W. Randall Dickerson
                                        Vice President, Corporate
                                        Controller and Chief
                                        Accounting Officer